Exhibit 5.1

[Squire Patton Boggs (US) LLP Letterhead]

September 10, 2019

Advanced Drainage Systems, Inc.
4640 Trueman Boulevard
Hilliard, Ohio 43026

Re:Registration Statement on Form S-3

Ladies and Gentlemen,

We have acted as counsel to Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of (i) the registration statement on Form S-3 (File No. 333-232958) of the Company (the “Registration Statement”) initially filed with the Commission on August 1, 2019, (ii) the base prospectus dated August 14, 2019 forming a part of the Registration Statement (the “Base Prospectus”) and (iii) the final prospectus supplement dated September 5, 2019 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on September 9, 2019 (together with the Base Prospectus, the “Prospectus Supplement”), relating to the proposed underwritten public offering (the “Offering”) of 10,350,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which includes 1,350,000 shares of the Company’s common stock pursuant to the underwriters’ exercise in full of their option to purchase additional shares. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”).

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition to the foregoing, we have made such investigations of law and facts as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate

Advanced Drainage Systems, Inc.Squire Patton Boggs (US) LLP

September 10, 2019

records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

We have also assumed that the Shares will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the Delaware General Corporation Law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission on September 10, 2019, and thereby incorporated by reference into the Registration Statement, and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

/s/ Squire Patton Boggs (US) LLP